ALEXANDER & BALDWIN

PARTNERS FOR HAWAIʻI

ISLAND

Merriman's

california
PIZZA KITCHEN

ALEXANDER & BALDWIN

Premier Hawaiʻi Real Estate Company

Supplemental Information

As of and for the Three and Twelve Months Ended December 31, 2017

ALEX
LISTED
NYSE

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions.
These forward-looking statements are not guarantees of future performance. The information contained in this Supplemental Information is unaudited and should be read in conjunction with Alexander & Baldwin, Inc.’s most recent Form 10-K and other filings with the SEC, which identify important factors that could affect the forward-looking statements in this Supplemental Information. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Profile

Alexander & Baldwin, Inc. (the "Company") is a Hawai`i real estate company with a 148-year history of being an integral piece of Hawai`i and its economy. This makes us uniquely qualified to create value for shareholders through an investment and asset redeployment strategy focused on growth primarily in our commercial real estate holdings in Hawai`i. In July 2017, the Company announced its decision to become a real estate investment trust ("REIT") for the 2017 tax year. This announcement sets a strategic course for the Company to concentrate its activities on investments in, and growth of, its commercial real estate holdings. The payment in January 2018 of the Company’s previously undistributed non-REIT earnings and profits accumulated prior to January 1, 2017 completed the last major step in the REIT conversion.

We are composed of the following as of December 31, 2017:

•
A 4.0 million square foot portfolio of commercial real estate that includes 3.0 million square feet in strategic locations throughout the Hawaiian islands, including 1.8 million square feet of largely grocery/drugstore-anchored retail centers;

•
More than 86,000 acres of landholdings, making us the fourth largest private landowner in Hawai`i. In addition, we are engaged in residential and commercial development-for-sale activities in select Hawai`i locations; and

•
Hawai`i's most significant materials and construction operations including strategic quarry and asphalt importation sites that supply the Hawaiian islands, paving activities and certain complementary operations.

Executive Officers

Christopher Benjamin	James Mead
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

Lance Parker	Nelson Chun
Chief Real Estate Officer & President, A&B Properties	Senior Vice President and Chief Legal Officer

Gordon Yee	Meredith Ching
President, Grace Pacific	Senior Vice President, Government & Community Relations

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Sheila McGrath
Honolulu, HI 96813	(212) 425-3389
sheila.mcgrath@evercore.com
Investor Relations
Suzy Hollinger	JMP Securities LLC
Director, Investor Relations	Peter Martin
(808) 525-8422	(415) 835-8904
shollinger@abhi.com	pmartin@jmpsecurities.com

Transfer Agent & Registrar	Sidoti & Company, LLC
Computershare	Stephen O'Hara
P.O. Box 30170	(212) 894-3329
College Station, TX 77842-3170	sohara@sidoti.com
(866) 422-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing: NYSE: ALEX
211 Quality Circle, Suite 210	Corporate website: www.alexanderbaldwin.com
College Station, TX 77845	Grace website: www.gracepacific.com
Market capitalization at December 31, 2017, as adjusted(a): $2.0B
Shareholder website: www.computershare.com/investor	3-month average trading volume: 258K
Online inquiries: www.us-computershare.com/investor/contact	Independent auditors: Deloitte & Touche LLP
(a) Due to the timing difference between the declaration of the Special Distribution (November 16, 2017), the ex-dividend date (November 28, 2017) and the actual distribution of shares (January 23, 2018), the total shares used reflects the ending share count on January 23, 2018 after the Special Distribution was paid to shareholders.

Alexander & Baldwin, Inc.
Hawai`i Market Information

Hawai`i Economic Highlights

(Percentage change)	2016	2017
Real gross domestic product	1.9%	1.6%
Real personal income	1.9%	1.2%
Visitor expenditures	5.3%	6.2%
Visitor arrivals	2.9%	5.0%
Unemployment rate	(0.6)%	(0.5)%
Source: Hawai`i State Department of Business, Economic Development & Tourism; No endorsement implied.

Oahu Commercial Real Estate Trends

		Average Asking Rent PSF/Per Month		Change from Prior Quarter
		Retail	Industrial	Retail	Industrial
4Q2017		$4.00	$1.30	1.5%	4.0%
3Q2017		$3.94	$1.25	(1.5)%	0.8%
2Q2017		$4.00	$1.24	(1.7)%	4.2%
1Q2017		$4.07	$1.19	3.8%	(1.7)%
4Q2016		$3.92	$1.21	(0.5)%	1.7%

		Vacancy Rate		Percentage Point Change from Prior Quarter
		Retail	Industrial	Retail	Industrial
4Q2017		5.9%	2.0%	(1.3)	0.1
3Q2017		7.2%	1.9%	(0.5)	0.1
2Q2017		7.7%	1.8%	(1.5)	0.3
1Q2017	*	9.2%	1.5%	0.8	(0.1)
4Q2016	*	8.4%	1.6%	2.9	(0.2)

* Retail vacancy increased in 4Q2016 due to the Ala Moana Center GLA expansion and the addition of new GLA from International Marketplace and Ka Makana Ali’i in 1Q2017, and was also increased by the shutdown of a 147,000-square-foot Kmart store at Waikele Center.

Source: Colliers International Hawai`i; No endorsement implied.

Alexander & Baldwin, Inc.
Glossary of Terms

ABR	Annualized Base Rent (ABR) is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Adjusted EBITDA	Adjusted EBITDA is calculated for the Materials & Construction segment by adjusting for income attributable to noncontrolling interests from EBITDA.

Backlog
Backlog represents the amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded or government contracts in which Grace Pacific has been confirmed to be the lowest bidder and formal communication of the award is believed to be perfunctory.

Cash NOI
Cash Net Operating Income (Cash NOI) is calculated as total property revenues less direct property-related operating expenses. Cash NOI excludes straight-line rent adjustments, amortization of favorable/unfavorable leases, amortization of tenant incentives, general and administrative expenses, impairment of real estate, and depreciation and amortization (including amortization of maintenance capital, tenant improvements and leasing commissions).

Comparable Lease	Renewals and leases executed for units that have been vacated in the previous 12 months. Expansions, contractions and strategic short-term renewals are excluded from the comparable lease pool.

EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is calculated on a consolidated basis by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes, and depreciation and amortization.

EBITDA is calculated for the Materials & Construction segment by adjusting consolidated segment operating profit (which excludes interest and tax expenses), as applicable, by adding back depreciation and amortization.

Fixed-charge Coverage Ratio	The ratio of EBITDA to the sum of debt service (which includes interest payments and principal amortization of mortgage debt, excluding balloon payments), for the trailing twelve months.

GAAP	Generally accepted accounting principles (GAAP) in the United States of America.

GLA	Gross Leasable Area (GLA) is periodically adjusted based on remeasurement or reconfiguration of space, measured in square feet (SF).

Maintenance Capital Expenditures
Capital expenditures necessary to maintain building value, the current income stream and position in the market (including building improvements, tenant improvements allowances and leasing commissions).

Occupancy	The percentage of square footage leased and commenced to gross leasable space at the end of the period reported.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store
The Company reports Cash NOI on a same store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year. The same store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the same store pool upon one full calendar year of stabilized operation, which is typically upon attainment of market occupancy.

Straight-line Rent	GAAP requirement to average tenant rents over the life of the lease.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Statement on Management’s Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information:

•	Consolidated EBITDA

•	Commercial Real Estate Cash NOI and Same-Store Cash NOI

•	Materials & Construction EBITDA and Adjusted EBITDA

The Company uses these non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company’s and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

EBITDA is a non-GAAP measure used by the Company in evaluating the Company's and segments' operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company's and segments' ongoing operations. EBITDA and Adjusted EBITDA should be not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Cash NOI is a non-GAAP measure used by the Company in evaluating the CRE segment’s operating performance as it is an indicator of the return on property investment, and provides a method of comparing performance of operations, on an unlevered basis, over time. Cash NOI should be not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In connection with the Company's decision to convert to a REIT in 2017, the Company has revised its definition of NOI to adjust Operating Profit for termination income, lease incentive amortization, and favorable/unfavorable lease amortization. We refer to amounts reported in this Supplemental Information under our new definition as "Cash NOI" to distinguish from the amounts previously reported under our prior definition. While there is no standard industry definition of NOI, the Company believes its revised definition is more closely aligned with current practices of other REITs.

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information. The Company’s methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information:

•	Refer to Table 7 for a reconciliation of consolidated net income to EBITDA.

•	Refer to Table 8 for a reconciliation of Commercial Real Estate operating profit to Cash NOI.

•	Refer to Table 22 for a reconciliation of Materials & Construction operating profit to EBITDA and Adjusted EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Table 1 – Condensed Consolidated Balance Sheets

($ in millions, unaudited)

	December 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$68.9	$2.2
Accounts receivable, net	34.1	32.1
Contracts retention	13.2	13.1
Costs and estimated earnings in excess of billings on uncompleted contracts	20.2	16.4
Inventories	31.9	43.3
Real estate held for sale	67.4	1.0
Income tax receivable	27.7	10.6
Prepaid expenses and other assets	11.4	19.6
Total current assets	274.8	138.3
Investments in Affiliates	401.7	390.8
Real Estate Developments	151.0	179.5
Property – Net	1,147.5	1,231.6
Intangible Assets – Net	46.9	53.8
Deferred Tax Asset	16.5	—
Goodwill	102.3	102.3
Restricted Cash	34.3	10.1
Other Assets	56.2	49.9
Total assets	$2,231.2	$2,156.3

LIABILITIES AND EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$46.0	$42.4
Accounts payable	43.3	35.2
Billings in excess of costs and estimated earnings on uncompleted contracts	5.7	3.5
Accrued interest	6.5	6.3
Deferred revenue	0.9	17.6
Indemnity holdback related to Grace acquisition	9.3	9.3
HC&S cessation-related liabilities	4.6	19.1
Accrued dividends(a)	783.0	—
Accrued and other liabilities	27.5	31.7
Total current liabilities	926.8	165.1
Long-term Liabilities:
Long-term debt	585.2	472.7
Deferred income taxes	—	182.0
Accrued pension and post-retirement benefits	19.9	64.8
Other non-current liabilities	40.2	47.7
Total long-term liabilities	645.3	767.2
Total liabilities	1,572.1	932.3
Commitments and Contingencies
Redeemable Noncontrolling Interest	8.0	10.8

Equity:
Common stock	1,161.7	1,157.3
Accumulated other comprehensive loss	(42.3)	(43.2)
(Distributions in excess of accumulated earnings) Retained earnings	(473.0)	95.2
Total A&B shareholders' equity	646.4	1,209.3
Noncontrolling interest	4.7	3.9
Total equity	651.1	1,213.2
Total liabilities and equity	$2,231.2	$2,156.3

(a)	Amount represents the Company's Special Distribution, consisting of $156.6 million of cash and $626.4 million of shares, which was settled on January 23, 2018.

Alexander & Baldwin, Inc.
Table 2 – Condensed Consolidated Statements of Operations

 ($ in millions, except per-share amounts; unaudited)

	Quarter Ended December 31,		Year Ended December 31,

	2017	2016	2017	2016
Operating Revenue:
Commercial Real Estate	$35.5	$32.7	$136.9	$134.7
Land Operations	38.8	32.3	84.5	61.9
Materials & Construction	48.4	46.2	204.1	190.9
Total operating revenue	122.7	111.2	425.5	387.5
Operating Costs and Expenses:
Cost of Commercial Real Estate	18.6	18.9	75.5	79.0
Cost of Land Operations	31.3	17.4	60.4	35.0
Cost of Materials & Construction	41.0	39.6	166.1	154.5
Selling, general and administrative	15.6	12.5	66.4	52.0
REIT evaluation/conversion costs	3.8	5.7	15.2	9.5
Impairment of real estate assets	22.4	11.7	22.4	11.7
Total operating costs and expenses	132.7	105.8	406.0	341.7
Operating Income	(10.0)	5.4	19.5	45.8
Income related to joint ventures	(0.3)	15.7	7.2	19.2
Reductions in solar investments, net	—	(0.1)	(2.6)	(9.8)
Interest and other income (expense), net	(1.6)	(0.2)	2.1	(1.7)
Interest expense	(7.1)	(6.2)	(25.6)	(26.3)
Income (Loss) from Continuing Operations Before Income Taxes and Net Gain on Sale of Improved Properties	(19.0)	14.6	0.6	27.2
Income tax benefit (expense)	224.6	(1.0)	218.2	0.5
Income from Continuing Operations Before Net Gain on Sale of Improved Properties	205.6	13.6	218.8	27.7
Gain on the sale of improved properties, net of income taxes	6.3	—	9.3	5.0
Income from Continuing Operations	211.9	13.6	228.1	32.7
Income (loss) from discontinued operations, net of income taxes	—	(13.0)	2.4	(41.1)
Net Income (Loss)	211.9	0.6	230.5	(8.4)
Income attributable to noncontrolling interest	(0.3)	(0.7)	(2.2)	(1.8)
Net Income (Loss) Attributable to A&B Shareholders	$211.6	$(0.1)	$228.3	$(10.2)

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$4.31	$0.27	$4.63	$0.66
Discontinued operations available to A&B shareholders	—	(0.26)	0.05	(0.84)
Net income (loss) available to A&B shareholders	$4.31	$0.01	$4.68	$(0.18)
Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$3.42	$0.27	$4.30	$0.65
Discontinued operations available to A&B shareholders	—	(0.26)	0.04	(0.83)
Net income (loss) available to A&B shareholders	$3.42	$0.01	$4.34	$(0.18)

Weighted-Average Number of Shares Outstanding:
Basic	49.2	49.0	49.2	49.0
Diluted	62.0	49.4	53.0	49.4

Amounts Available to A&B Shareholders:
Continuing operations available to A&B shareholders, net of income taxes	$212.2	$13.3	$227.7	$32.2
Discontinued operations available to A&B shareholders, net of income taxes	—	(13.0)	2.4	(41.1)
Net income (loss) available to A&B shareholders	$212.2	$0.3	$230.1	$(8.9)

Alexander & Baldwin, Inc.
Table 3 – Segment Results

 ($ in millions, unaudited)

	Quarter Ended December 31,		Year Ended December 31,

	2017	2016	2017	2016
Revenue:
Commercial Real Estate	$35.5	$32.7	$136.9	$134.7
Land Operations	38.8	32.3	84.5	61.9
Materials & Construction	48.4	46.2	204.1	190.9
Total revenue	122.7	111.2	425.5	387.5
Operating Profit (Loss):
Commercial Real Estate[1,2]	(6.9)	13.5	34.4	54.8
Land Operations[3,4]	4.5	13.9	14.2	7.0
Materials & Construction[5]	3.0	4.8	22.0	23.3
Total operating profit	0.6	32.2	70.6	85.1
Interest expense	(7.1)	(6.2)	(25.6)	(26.3)
General corporate expenses	(8.7)	(5.7)	(29.2)	(22.1)
REIT evaluation/conversion costs[6]	(3.8)	(5.7)	(15.2)	(9.5)
Income (Loss) from Continuing Operations Before Income Taxes and Net Gain on Sale of Improved Properties	(19.0)	14.6	0.6	27.2
Income tax benefit (expense)[7]	224.6	(1.0)	218.2	0.5
Income from Continuing Operations Before Net Gain (Loss) on Sale of Improved Properties	205.6	13.6	218.8	27.7
Gain on the sale of improved properties, net of income taxes[8]	6.3	—	9.3	5.0
Income From Continuing Operations	211.9	13.6	228.1	32.7
Income (loss) from discontinued operations, net of income taxes	—	(13.0)	2.4	(41.1)
Net Income (Loss)	211.9	0.6	230.5	(8.4)
Income attributable to noncontrolling interest	(0.3)	(0.7)	(2.2)	(1.8)
Net Income (Loss) Attributable to A&B Shareholders	$211.6	$(0.1)	$228.3	$(10.2)

1 Commercial Real Estate operating profit includes intersegment operating revenue, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.
2 Commercial Real Estate operating profit includes $22.4 million of impairments of real estate for three mainland properties classified as held for sale as of December 31, 2017.
3 For the quarter and year ended December 31, 2017, Land Operations segment includes approximately $0.3 million in equity in loss and $3.3 million in equity in earnings from its various real estate joint ventures, respectively. For the quarter and year ended December 31, 2016, Land Operations segment includes approximately $14.1 million and $15.1 million in equity in earnings from its various real estate joint ventures, respectively. The Land Operations segment also includes non-cash impairment charges of $11.7 million in 2016 related to certain non-active, long-term development projects.
4 For the quarter and year ended December 31, 2017, Land Operations segment operating profit includes non-cash reductions of $0.0 million and $2.6 million, respectively, related to the Company's solar tax equity investments. For the quarter and year ended December 31, 2016, Land Operations segment operating profit includes non-cash reductions of $0.1 million and $9.8 million, respectively, related to the Company's solar tax equity investments. The non-cash reductions, if any, are included in Reductions in solar investments, net on the condensed consolidated statements of operations.
5 During the year ended December 31, 2016, the Company recorded charges of $2.6 million for environmental costs related to the management of a former quarry site and a net loss of $1.0 million related to the sales of vacant land parcels by an unconsolidated affiliate.
6 Costs related to the Company's in-depth evaluation of and conversion to a REIT.
7 The Company has completed a conversion process to comply with the requirements to be treated as a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2017. As a result, the income tax provision for the year ended December 31, 2017 includes a $223 million deferred tax benefit from the de-recognition of the deferred tax assets and liabilities associated with the entities included in the REIT. The decrease in income tax provision for the year ended December 31, 2016 related to non-cash reductions in the carrying value of A&B’s KRS II and Waihonu joint venture solar investments. Tax benefits associated with the KRS II and Waihonu investments are included in the Income tax expense line item in the Consolidated Statements of Operations.
8 Amounts in 2017 represent the sales of one office building in Maui, Hawai`i in January 2017 and one industrial property in California in November 2017. Amounts in 2016 represent the sales of two California properties and one Utah office property in June 2016.

Alexander & Baldwin, Inc.
Table 4 – Condensed Consolidated Statements of Cash Flows

 ($ in millions, unaudited)

	Year Ended December 31,
	2017	2016
Cash Flows from Operating Activities:
Net income (loss)	$230.5	$(8.4)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	41.4	119.5
Deferred income taxes	(199.0)	(20.1)
Gains on asset transactions, net of asset write-downs	(12.7)	(11.6)
Share-based compensation expense	4.4	4.1
Investments in affiliates, net of distributions	5.5	1.4
Changes in operating assets and liabilities:
Trade, contracts retention, and other receivables	(0.9)	4.3
Costs and estimated earnings in excess of billings on uncompleted contracts - net	(1.5)	0.7
Inventories	11.4	12.7
Prepaid expenses, income tax receivable and other assets	(23.0)	(0.1)
Accrued pension and post-retirement benefits	(47.4)	6.3
Accounts payable and contracts retention	3.3	(0.4)
Accrued and other liabilities	(40.1)	10.7
Real estate inventory sales (real estate developments held for sale)	47.6	7.4
Expenditures for real estate inventory (real estate developments held for sale)	(20.8)	(15.3)
Net cash (used in) provided by operations	(1.3)	111.2

Cash Flows from Investing Activities:
Capital expenditures for property, plant and equipment	(42.5)	(116.1)
Proceeds from disposal of property and other assets	47.2	88.8
Payments for purchases of investments in affiliates and other investments	(41.9)	(47.2)
Proceeds from investments in affiliates and other investments	33.3	41.3
Net cash (used in) provided by investing activities	(3.9)	(33.2)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	292.5	272.0
Payments of long-term debt and deferred financing costs	(181.0)	(334.3)
Borrowings (payments) on line-of-credit agreement, net	2.6	(9.9)
Distribution to noncontrolling interests	(0.5)	(1.4)
Dividends paid	(10.3)	(12.3)
Proceeds from issuance (repurchase) of capital stock and other, net	(7.2)	1.2
Net cash provided by (used in) financing activities	96.1	(84.7)

Cash, Cash Equivalents and Restricted Cash:
Net increase (decrease) in cash, cash equivalents, and restricted cash	90.9	(6.7)
Balance, beginning of period	12.3	19.0
Balance, end of period	$103.2	$12.3

Alexander & Baldwin, Inc.
Table 5 – Debt Summary
As of December 31, 2017

 ($ in millions, unaudited)

					Scheduled principal payments
Debt:	Stated Rate (%)	Weighted- average Interest Rate (%)	Maturity Date	Weighted- average Maturity (Years)	2018	2019	2020	2021	2022	Thereafter	Total Principal	Unamort Deferred Fin Cost/ (Discount) Premium	Total
Secured debt:
Wells Fargo GLP Revolver	(a)	1.93	2018	1.0	$0.5	$—	$—	$—	$—	$—	$0.5	$—	$0.5
GLP Asphalt Plant	(b)	5.98	2021	1.7	1.3	1.5	1.6	0.4	—	—	4.8	(0.3)	4.5
KTC III (second mortgage)	3.15	3.15	2021	3.5	0.1	0.1	0.2	4.5	—	—	4.9	—	4.9
KTC III	(c)	5.95	2021	3.6	0.3	0.3	0.4	9.8	—	—	10.8	(0.3)	10.5
Pearl Highlands	4.15	4.15	2024	6.5	1.8	1.9	1.9	2.0	2.1	77.3	87.0	1.1	88.1
Manoa Marketplace	(d)	3.14	2029	10.2	—	0.5	1.6	1.7	1.7	54.5	60.0	(0.3)	59.7
Subtotal		3.92		7.4	$4.0	$4.3	$5.7	$18.4	$3.8	$131.8	$168.0	$0.2	$168.2

Unsecured debt:
Unsecured term note #2	2.00	2.00	2018	0.1	$0.1	$—	$—	$—	$—	$—	$0.1	$—	$0.1
Unsecured term note #1	3.31	3.31	2018	0.3	1.0	—	—	—	—	—	1.0	—	1.0
Unsecured term note #3	5.19	5.19	2019	1.1	2.1	2.3	—	—	—	—	4.4	—	4.4
Prudential Series D	6.90	6.90	2020	1.3	16.3	16.3	16.2	—	—	—	48.8	—	48.8
Unsecured term note #5	(e)	2.82	2021	3.9	—	—	—	9.4	—	—	9.4	—	9.4
Revolving credit facility	(f)	2.98	2022	5.0	—	—	—	—	66.0	—	66.0	—	66.0
Prudential Series A	5.53	5.53	2024	5.1	—	—	—	7.1	7.1	14.3	28.5	—	28.5
Prudential Series E	3.90	3.90	2024	3.5	9.8	9.8	9.0	9.5	12.5	12.0	62.6	—	62.6
Prudential Series B	5.55	5.55	2026	5.9	—	—	—	1.0	9.0	36.0	46.0	—	46.0
Prudential Series C	5.56	5.56	2026	5.1	1.0	1.0	1.0	9.0	2.0	11.0	25.0	—	25.0
Prudential Series F	4.35	4.35	2026	5.9	—	—	2.4	4.5	—	15.1	22.0	—	22.0
Prudential Series H	4.04	4.04	2026	8.9	—	—	—	—	—	50.0	50.0	—	50.0
Prudential Series G	3.88	3.88	2027	5.1	7.5	7.5	5.4	1.5	6.0	22.1	50.0	(0.8)	49.2
Prudential Series I	4.16	4.16	2028	11.0	—	—	—	—	—	25.0	25.0	—	25.0
AIG Senior Note	4.30	4.30	2029	12.0	—	—	—	—	—	25.0	25.0	—	25.0
Subtotal		4.50		5.6	$37.8	$36.9	$34.0	$42.0	$102.6	$210.5	$463.8	$(0.8)	$463.0
Total		4.34		6.1	$41.8	$41.2	$39.7	$60.4	$106.4	$342.3	$631.8	$(0.6)	$631.2

(a) Loan has a stated interest rate of LIBOR plus 1.50%.
(b) Loan has a stated interest rate of LIBOR plus 1.00%, but is swapped through maturity to a 5.98% fixed rate.
(c) Loan has a stated interest rate of LIBOR plus 1.50%, but is swapped through maturity to a 5.95% fixed rate.
(d) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(e) Loan has a stated interest rate of LIBOR plus 2.00%, and is secured by a letter of credit.
(f) Loan has a stated interest rate of LIBOR plus 1.65%, based on pricing grid.

Alexander & Baldwin, Inc.
Table 6 – Capitalization & Financial Ratios
As of December 31, 2017

 ($ in millions, except number of shares and stock price; unaudited)

Debt
Unsecured revolving credit facility			$66.0
Unsecured term debt			397.0
Secured debt			168.2
Total debt			$631.2

Equity	Adjusted Shares(a)	Stock Price	Market Value
Common stock (NYSE:ALEX)	71,889,337	$27.74	$1,994.2
Total equity			$1,994.2

Total Capitalization			$2,625.4
Debt to total capitalization			24.0%

Liquidity
Cash on hand			$68.9
Available under unsecured, committed line of credit			372.2
Total liquidity			$441.1

Financial Ratios
Net debt to 2017 EBITDA			7.0 x
Fixed-charge coverage ratio			2.8 x
Fixed-rate debt to total debt			88.0%
Unencumbered CRE assets as a percent of total CRE assets (gross book value)			77.2%

(a) Due to the timing difference between the declaration of the Special Distribution (November 16, 2017), the ex-dividend date (November 28, 2017) and the actual distribution of shares (January 23, 2018), the total shares used reflects the ending share count on January 23, 2018 after the Special Distribution was paid to shareholders.

Alexander & Baldwin, Inc.
Table 7 – Consolidated EBITDA

($ in millions, unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net Income (Loss)	$211.9	$0.6	$230.5	$(8.4)
Adjustments:
Depreciation and amortization	20.4	36.0	41.4	119.5
Interest expense	7.1	6.2	25.6	26.3
Income tax expense (benefit)	(224.7)	(1.5)	(216.9)	(23.0)
EBITDA	$14.7	$41.3	$80.6	$114.4

Other discrete items impacting the respective periods:
Income attributable to noncontrolling interests	(0.3)	(0.7)	(2.2)	(1.8)
(Income) loss from discontinued operations before interest, income taxes and depreciation and amortization	(3.7)	(8.0)	(3.7)	(4.2)
REIT evaluation/conversion costs	3.8	5.7	15.2	9.5
Reduction in solar investments, net	—	0.1	2.6	9.8
Impairment of real estate assets	22.4	11.7	22.4	11.7
Gain on sales of improved property before income taxes	(6.3)	—	(9.3)	(8.1)

Other discrete items related to unconsolidated investments in affiliates:
Share of impairment of real estate assets (Land Operations segment)	—	3.5	—	3.5
Share of net loss (gain) on non-core parcels (Materials & Construction segment)	—	(0.6)	—	1.0

Commercial Real Estate

Alexander & Baldwin, Inc.
Table 8 - Statement of Commercial Real Estate Operating Profit, Cash NOI and Same-Store Cash NOI

($ in millions, unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating Revenues:
Base rents	$23.2	$23.3	$92.9	$94.3
Recoveries from tenants	8.2	7.4	32.6	31.1
Other revenues	4.1	2.0	11.4	9.3
Total Commercial Real Estate revenues	35.5	32.7	136.9	134.7
Operating Costs and Expenses:
Property operations	9.0	9.4	37.1	38.8
Property taxes	3.3	2.8	12.4	11.8
Depreciation and amortization	6.3	6.7	26.0	28.4
Total Cost of Commercial Real Estate	18.6	18.9	75.5	79.0
Selling, general and administrative	(1.7)	(0.6)	(6.8)	(2.5)
Intersegment operating revenues (a)	0.4	0.2	2.5	2.0
Impairment of real estate assets	(22.4)	—	(22.4)	—
Other income (expense), net	(0.1)	0.1	(0.3)	(0.4)
Operating Profit	(6.9)	13.5	34.4	54.8
Plus: Depreciation and amortization	6.3	6.7	26.0	28.4
Less: Straight-line lease adjustments	(0.3)	(0.5)	(1.6)	(2.1)
Plus: Lease incentive amortization	—	—	—	0.1
Less: Favorable/(unfavorable) lease amortization	(0.7)	(0.7)	(2.9)	(3.3)
Less: Termination income	(1.7)	—	(1.7)	(0.1)
Plus: Other (income)/expense, net	0.1	(0.1)	0.3	0.4
Plus: Impairment of real estate assets	22.4	—	22.4	—
Plus: Selling, general, administrative and other expenses	1.8	1.0	7.9	4.8
Cash NOI	21.0	19.9	84.8	83.0
Acquisitions / dispositions and other adjustments	(2.2)	(2.0)	(9.2)	(10.8)
Same-Store Cash NOI	$18.8	$17.9	$75.6	$72.2

Maintenance Capital Expenditures:
Building improvements	$2.3	$1.2	$6.0	$6.3
Tenant improvements	2.5	0.7	7.5	3.7
Leasing commissions	1.2	0.6	4.5	2.7
Total maintenance capital expenditures	$6.0	$2.5	$18.0	$12.7

(a) Represents intersegment revenues, primarily base rents and expense recoveries from leases to tenants that operate as part of our Materials & Construction segment. These operating revenues, and the related rental expense incurred by these tenants, are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Table 9 – Occupancy

(Unaudited)

Occupancy

	As of December 31, 2017			As of December 31, 2016			Percentage Point Change
	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total
Retail	93.1%	96.9%	93.4%	92.8%	96.1%	93.1%	0.3	0.8	0.3
Industrial	95.1%	100.0%	96.5%	96.6%	89.4%	92.5%	(1.5)	10.6	4.0
Office	89.1%	88.0%	88.3%	84.7%	90.5%	88.7%	4.4	(2.5)	(0.4)
Total	93.5%	94.1%	93.6%	93.4%	90.4%	92.2%	0.1	3.7	1.4

Same-Store Occupancy

	As of December 31, 2017			As of December 31, 2016			Percentage Point Change
	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total
Retail	92.9%	96.9%	93.3%	92.5%	96.1%	92.9%	0.4	0.8	0.4
Industrial	95.3%	100.0%	96.7%	96.6%	100.0%	97.7%	(1.3)	—	(1.0)
Office	86.5%	88.0%	87.6%	87.7%	90.5%	89.8%	(1.2)	(2.5)	(2.2)
Total	93.3%	94.1%	93.5%	93.6%	95.1%	94.0%	(0.3)	(1.0)	(0.5)

Alexander & Baldwin, Inc.
Table 10 – Cash NOI and Same-Store Cash NOI by Geography and Type

($ in thousands, unaudited)

Total Portfolio Cash NOI

	Quarter Ended December 31, 2017			Quarter Ended December 31, 2016			Change
	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total
Retail	$11,125	$590	$11,715	$10,714	$549	$11,263	3.8%	7.5%	4.0%
Industrial	3,209	941	4,150	2,848	1,049	3,897	12.7%	(10.3)%	6.5%
Office	1,135	1,062	2,197	1,040	1,028	2,068	9.1%	3.3%	6.2%
Ground	2,973	—	2,973	2,718	—	2,718	9.4%	—%	9.4%
Total	$18,442	$2,593	$21,035	$17,320	$2,626	$19,946	6.5%	(1.3)%	5.5%

	Year Ended December 31, 2017			Year Ended December 31, 2016			Change
	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total
Retail	$45,729	$2,255	$47,984	$43,652	$2,162	$45,814	4.8%	4.3%	4.7%
Industrial	12,032	4,455	16,487	11,332	4,585	15,917	6.2%	(2.8)%	3.6%
Office	4,368	4,142	8,510	3,895	6,418	10,313	12.1%	(35.5)%	(17.5)%
Ground	11,835	—	11,835	10,928	—	10,928	8.3%	—%	8.3%
Total	$73,964	$10,852	$84,816	$69,807	$13,165	$82,972	6.0%	(17.6)%	2.2%

Same-Store Cash NOI

	Quarter Ended December 31, 2017			Quarter Ended December 31, 2016			Change
	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total
Retail	$9,971	$590	$10,561	$9,560	$547	$10,107	4.3%	7.9%	4.5%
Industrial	3,017	505	3,522	2,847	418	3,265	6.0%	20.8%	7.9%
Office	714	1,061	1,775	694	1,064	1,758	2.9%	(0.3)%	1.0%
Ground	2,976	—	2,976	2,720	—	2,720	9.4%	—%	9.4%
Total	$16,678	$2,156	$18,834	$15,821	$2,029	$17,850	5.4%	6.3%	5.5%

	Year Ended December 31, 2017			Year Ended December 31, 2016			Change
	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total
Retail	$41,018	$2,249	$43,267	$39,318	$2,080	$41,398	4.3%	8.1%	4.5%
Industrial	11,599	1,896	13,495	11,332	1,787	13,119	2.4%	6.1%	2.9%
Office	2,895	4,120	7,015	2,856	3,869	6,725	1.4%	6.5%	4.3%
Ground	11,845	—	11,845	10,925	—	10,925	8.4%	—%	8.4%
Total	$67,357	$8,265	$75,622	$64,431	$7,736	$72,167	4.5%	6.8%	4.8%

Alexander & Baldwin, Inc.
Table 11 – Hawai`i Improved Property Report

($ in thousands, except per square foot amounts; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA	Occupancy	ABR	ABR PSF	2017 Cash NOI	2017 % Cash NOI to Hawai`i Portfolio Cash NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center	*	Oahu	1992-1994	411,300	90.2%	$8,769	$23.98	$8,722	14.0%	Sam's Club, Regal Cinemas, 24 Hour Fitness
2	Kailua Retail	*	Oahu	1947-2014	319,000	97.7%	9,875	32.24	10,254	16.5%	Whole Foods Market, Foodland, CVS/Longs Drugs
3	Waianae Mall	*	Oahu	1975	170,300	85.5%	2,869	19.70	2,456	3.9%	CVS/Longs Drugs, City Mill
4	Manoa Marketplace		Oahu	1977	140,200	94.9%	4,607	34.84	4,712	7.6%	Safeway, CVS/Longs Drugs
5	Kaneohe Bay Shopping Center (Leasehold)	*	Oahu	1971	125,400	100.0%	2,953	23.55	2,487	4.0%	Safeway, CVS/Longs Drugs
6	Waipio Shopping Center	*	Oahu	1986, 2004	113,800	98.3%	3,207	28.66	3,332	5.4%	Foodland
7	Aikahi Park Shopping Center	*	Oahu	1971	98,000	78.8%	1,305	16.90	2,084	3.3%	Safeway
8	The Shops at Kukui'ula	*	Kauai	2009	89,100	96.9%	4,247	51.32	3,992	6.4%	CVS/Longs Drugs, Eating House, Living Foods Market
9	Lanihau Marketplace	*	Hawai`i Island	1987	88,300	100.0%	1,887	21.37	1,796	2.9%	Sak' N Save, CVS/Longs Drugs
10	Kunia Shopping Center	*	Oahu	2004	60,600	94.1%	2,059	39.33	1,800	2.9%
11	Kahului Shopping Center	*	Maui	1951	49,900	96.6%	458	10.39	171	0.3%
12	Napili Plaza	*	Maui	1991	45,600	88.4%	1,173	29.75	1,293	2.1%	Napili Market
13	Lahaina Square	*	Maui	1973	44,800	82.6%	662	17.90	438	0.7%	Ace Hardware
14	Gateway at Mililani Mauka	*	Oahu	2008, 2013	34,900	97.7%	1,675	52.39	1,661	2.7%	CVS/Longs Drugs (shadow-anchored)
15	Port Allen Marina Center	*	Kauai	2002	23,600	92.0%	534	24.64	531	0.9%
	Subtotal – Retail				1,814,800	93.1%	$46,280	$27.85	$45,729	73.6%

	Industrial:
16	Komohana Industrial Park	*	Oahu	1990	238,300	100.0%	$2,833	$11.89	$4,455	7.2%
17	Kaka'ako Commerce Center	*	Oahu	1969	197,400	85.2%	2,444	14.53	1,762	2.8%
18	Waipio Industrial	*	Oahu	1988-1989	158,400	99.5%	2,441	15.49	2,381	3.8%
19	P&L Warehouse	*	Maui	1970	104,100	94.0%	1,340	13.69	1,206	1.9%
20	Honokohau Industrial		Hawai`i Island	2004-2006, 2008	77,300	93.2%	992	13.77	433	0.7%
21	Kailua Industrial/Other	*	Oahu	1951-1974	68,800	96.3%	952	14.80	684	1.1%
22	Port Allen	*	Kauai	1983, 1993	63,800	100.0%	674	10.56	755	1.2%
23	Harbor Industrial	*	Maui	1930	53,400	94.1%	156	11.92	356	0.6%
	Subtotal – Industrial				961,500	95.1%	$11,832	$13.52	$12,032	19.3%

	Office:
24	Kahului Office Building	*	Maui	1974	59,400	86.8%	$1,429	$29.06	$1,294	2.1%
25	Gateway at Mililani Mauka South		Oahu	1992, 2006	37,100	100.0%	1,605	43.21	1,479	2.4%
26	Kahului Office Center	*	Maui	1991	33,400	81.6%	709	25.99	729	1.2%
27	Stangenwald Building	*	Oahu	1901, 1980	27,100	87.7%	446	19.24	404	0.6%
28	Judd Building	*	Oahu	1898, 1979	20,200	86.4%	323	18.49	300	0.5%
29	Lono Center	*	Maui	1973	13,700	94.8%	313	24.17	169	0.3%
	The Maui Clinic Building (disposed January 2017)								(7)	—%
	Subtotal – Office				190,900	89.1%	$4,825	$28.86	$4,368	7.1%
	Total – Hawai`i Portfolio				2,967,200	93.5%	$62,937	$23.27	$62,129	100.0%

* Included in Same-Store portfolio.

Alexander & Baldwin, Inc.
Table 12 – Hawai`i Ground Lease Report

($ in thousands, unaudited)

Ground Leases (a)		Location (City, Island)	Acres	Property Type	Exp. Year	Next Rent Step	Step Type	ABR	2017 Cash NOI
#1	*	Kaneohe, Oahu	15.4	Grocery-Anchored Retail	2035	2023	FMV Reset	$2,800	$2,446
#2	*	Honolulu, Oahu	2.8	Grocery-Anchored Retail	2040	2020	FMV Reset	1,344	1,341
#3	*	Wailuku, Maui	5.3	Medical Office	2021			819	819
#4	*	Kailua, Oahu	3.4	Grocery-Anchored Retail	2062	2022	Fixed Step	753	754
#5	*	Puunene, Maui	52.0	Heavy Industrial	2034	2019	Fixed Step	751	838
#6	*	Kaneohe, Oahu	3.7	Retail	2020	Option	FMV Reset	694	693
#7	*	Kailua, Oahu	1.6	Retail		Month-to-Month		565	563
#8	*	Kailua, Oahu	2.2	Retail	2062	2022	Fixed Step	485	482
#9	*	Honolulu, Oahu	0.5	Parking	2018			270	269
#10	*	Honolulu, Oahu	0.5	Retail	2028	2018	Fixed Step	252	258
#11	*	Kailua, Oahu	1.2	Retail	2022			237	221
#12	*	Kahului, Maui	0.8	Retail	2026	2018	Fixed Step	228	223
#13	*	Kahului, Maui	0.4	Office	2020	2018	Fixed Step	201	198
#14	*	Kailua, Oahu	3.3	Office	2037	2022	FMV Reset	200	230
#15	*	Kahului, Maui	0.8	Industrial	2020	2018	Fixed Step	183	290
#16	*	Kailua, Oahu	0.9	Retail	2033	2019	FMV Reset	181	180
#17	*	Kahului, Maui	0.5	Retail	2029	2018	Fixed Step	163	259
#18	*	Kahului, Maui	0.4	Retail	2027	2022	Fixed Step	158	201
#19	*	Kailua, Oahu	0.4	Retail	2022	2018	Fixed Step	130	130
#20	*	Kailua, Oahu	1.7	Retail	2019			130	120
Remainder	*	Various	19.0	Various	Various	Various	Various	1,441	1,320
Total - Hawai`i Ground Leases			116.8					$11,985	$11,835

(a) Excludes intersegment ground leases, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.
* Included in Same-Store portfolio.

Alexander & Baldwin, Inc.
Table 13 – Mainland Improved Property Report

($ in thousands, except per square foot amounts; unaudited)

	Property		City/State	Year Built/ Renovated	Current GLA	Occupancy	ABR	ABR PSF	2017 Cash NOI	2017 % Cash NOI to Mainland Portfolio Cash NOI
	Retail:
1	Little Cottonwood Center	*	Sandy, UT	1998, 2008	141,500	95.9%	$1,591	$11.73	$1,348	12.4%
2	Royal MacArthur Center	*	Dallas, TX	2006	44,900	100.0%	1,109	25.61	907	8.4%
	Subtotal – Retail				186,400	96.9%	$2,700	$15.09	$2,255	20.8%

	Industrial:
3	Sparks Business Center	*	Sparks, NV	1996-1998	396,100	100.0%	$2,320	$6.00	$1,896	17.5%
	Midstate 99 Distribution Center (disposed November 2017)								2,559	23.6%
	Subtotal – Industrial				396,100	100.0%	$2,320	$6.00	$4,455	41.1%

	Office:
4	1800 and 1820 Preston Park	*	Plano, TX	1997-1998	198,800	88.0%	$3,483	$20.20	$1,912	17.6%
5	Concorde Commerce Center (a)	*	Phoenix, AZ	1998	138,700	91.1%	2,641	20.96	1,619	14.9%
6	Deer Valley Financial Center (b)	*	Phoenix, AZ	2001	126,600	84.6%	1,434	18.75	611	5.6%
	Subtotal – Office				464,100	88.0%	$7,558	$20.16	$4,142	38.1%
	Total - Mainland Portfolio				1,046,600	94.1%	$12,578	$13.38	$10,852	100.0%

	Portfolio Summary				Current GLA	Occupancy			2017 Cash NOI	2017 % Cash NOI to Total Portfolio Cash NOI

	Hawai`i Portfolio				2,967,200	93.5%			$62,129	73.2%
	Hawai`i Ground Leases								11,835	14.0%
	Mainland Portfolio				1,046,600	94.1%			10,852	12.8%
	Total Portfolio				4,013,800	93.6%			$84,816	100.0%

	(a) This property was subsequently sold in January 2018 for $9.5 million.
	(b) This property was subsequently sold in February 2018 for $15.0 million.
	* Included in Same-Store portfolio

Alexander & Baldwin, Inc.
Table 14 – Top 10 Tenants Ranked by ABR

($ in thousands, unaudited)

Total Portfolio

Tenant (a)	ABR	% of Total Portfolio ABR	GLA	% of Total Portfolio GLA
Sam's Club	$3,308	4.4%	180,908	4.5%
CVS Corporation (including Longs Drugs)	2,623	3.5%	150,411	3.7%
United Healthcare Services	2,270	3.0%	108,100	2.7%
Foodland Supermarket & related companies	1,858	2.5%	112,929	2.8%
24 Hour Fitness USA	1,375	1.8%	45,870	1.1%
Albertsons Companies (including Safeway)	1,316	1.7%	168,621	4.2%
Whole Foods Market	1,210	1.6%	31,647	0.8%
Office Depot	1,138	1.5%	75,824	1.9%
Ross Dress for Less	890	1.2%	35,308	0.9%
Liberty Dialysis Hawai`i	842	1.1%	23,271	0.6%
Total	$16,830	22.3%	932,889	23.2%

Hawai'i Portfolio

Tenant (a)	ABR	% of Total Portfolio ABR	GLA	% of Total Portfolio GLA
Sam's Club	$3,308	4.4%	180,908	4.5%
CVS Corporation (including Longs Drugs)	2,623	3.5%	150,411	3.7%
Foodland Supermarket & related companies	1,851	2.5%	112,929	2.8%
24 Hour Fitness USA	1,375	1.8%	45,870	1.1%
Whole Foods Market	1,210	1.6%	31,647	0.8%
Office Depot	1,138	1.5%	75,824	1.9%
Albertsons Companies (including Safeway)	1,015	1.3%	105,745	2.6%
Ross Dress for Less	890	1.2%	35,308	0.9%
Liberty Dialysis Hawai`i	842	1.1%	23,271	0.6%
Simmons Manufacturing	828	1.1%	63,280	1.6%
Total	$15,080	20.0%	825,193	20.5%

(a) Excludes intersegment ground leases, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.

Alexander & Baldwin, Inc.
Table 15 – Lease Expiration Schedule
As of December 31, 2017

($ in thousands, unaudited)

Total Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Portfolio Leased GLA	ABR Expiring	% of Total Portfolio Expiring ABR
2018	154	530,808	14.1%	$9,523	11.6%
2019	152	634,441	16.9%	12,279	14.9%
2020	143	493,356	13.2%	11,297	13.7%
2021	101	477,561	12.7%	11,196	13.6%
2022	102	333,549	8.9%	9,498	11.6%
2023	44	225,549	6.0%	4,796	5.8%
2024	16	180,876	4.8%	4,617	5.6%
2025	20	58,050	1.5%	2,263	2.8%
2026	13	43,546	1.2%	1,918	2.3%
2027	13	135,756	3.6%	3,370	4.1%
Thereafter	19	273,323	7.2%	5,574	6.9%
Month-to-month	131	371,021	9.9%	5,847	7.1%
Total	908	3,757,836	100.0%	$82,178	100.0%

Hawai`i Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Hawai`i Retail Leased GLA	ABR Expiring	% of Total Hawai`i Retail Expiring ABR
2018	77	138,151	8.2%	$4,934	9.7%
2019	75	258,833	15.3%	7,163	14.2%
2020	81	228,206	13.5%	6,750	13.3%
2021	60	261,758	15.5%	7,226	14.3%
2022	65	137,671	8.2%	5,924	11.7%
2023	31	110,997	6.6%	3,005	5.9%
2024	11	145,692	8.6%	3,777	7.4%
2025	15	45,368	2.7%	1,996	3.9%
2026	9	18,299	1.1%	864	1.7%
2027	8	24,949	1.5%	1,203	2.4%
Thereafter	13	191,921	11.3%	4,883	9.6%
Month-to-month	67	126,960	7.5%	3,014	5.9%
Total	512	1,688,805	100.0%	$50,739	100.0%

Hawai`i Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Hawai`i Industrial Leased GLA	ABR Expiring	% of Total Hawai`i Industrial Expiring ABR
2018	45	133,720	14.6%	$1,934	15.0%
2019	40	100,007	10.9%	1,450	11.2%
2020	33	149,603	16.4%	2,066	16.0%
2021	16	145,131	15.9%	2,079	16.1%
2022	12	81,626	8.9%	1,362	10.6%
2023	—	—	—%	—	—%
2024	—	—	—%	—	—%
2025	—	—	—%	—	—%
2026	1	6,750	0.7%	130	1.0%
2027	1	75,824	8.3%	1,438	11.1%
Thereafter	1	431	—%	20	0.2%
Month-to-month	54	221,150	24.3%	2,430	18.8%
Total	203	914,242	100.0%	$12,909	100.0%

Alexander & Baldwin, Inc.
Table 16 – New & Renewal Lease Summary
As of December 31, 2017

(Unaudited)

						Comparable Leases Only
Total - New and Renewal	Leases	GLA	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA	New ABR PSF	Old ABR PSF	Rent Spread
4th Quarter - 2017	65	141,418	$29.25	$18.83	5.2	42	82,760	$23.56	$22.04	6.9%
3rd Quarter - 2017	47	142,508	$21.44	$15.90	4.9	26	39,096	$26.65	$24.59	8.4%
2nd Quarter - 2017	56	307,850	$18.95	$12.71	4.9	43	208,758	$19.30	$16.11	19.8%
1st Quarter - 2017	43	317,646	$15.93	$4.66	5.8	33	158,162	$18.55	$16.38	13.3%
Trailing four quarters	211	909,422	$19.89	$11.35	5.2	144	488,776	$20.37	$17.88	13.9%

Total - New Leases	Leases	GLA	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA	New ABR PSF	Old ABR PSF	Rent Spread
4th Quarter - 2017	30	72,616	$33.01	$36.23	6.7	10	17,799	$19.40	$17.36	11.8%
3rd Quarter - 2017	21	86,757	$19.86	$24.25	5.5	6	8,129	$25.37	$21.31	19.1%
2nd Quarter - 2017	19	105,519	$19.12	$1.34	4.0	6	6,427	$33.07	$23.95	38.1%
1st Quarter - 2017	15	169,094	$13.62	$8.53	4.6	5	9,610	$18.66	$18.05	3.4%
Trailing four quarters	85	433,986	$19.45	$14.56	5.0	27	41,965	$22.48	$19.29	16.5%

Total - Renewal Leases	Leases	GLA	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA	New ABR PSF	Old ABR PSF	Rent Spread
4th Quarter - 2017	35	68,802	$25.28	$0.46	3.6	32	64,961	$24.69	$23.33	5.9%
3rd Quarter - 2017	26	55,751	$23.88	$2.90	3.6	20	30,967	$26.98	$25.45	6.0%
2nd Quarter - 2017	37	202,331	$18.87	$18.64	5.3	37	202,331	$18.87	$15.86	18.9%
1st Quarter - 2017	28	148,552	$18.55	$0.26	7.2	28	148,552	$18.55	$16.27	14.0%
Trailing four quarters	126	475,436	$20.28	$8.42	5.5	117	446,811	$20.17	$17.75	13.6%

	Quarter Ended December 31, 2017					Year Ended December 31, 2017
	Leases	GLA	ABR PSF	Rent Spread		Leases	GLA	ABR PSF	Rent Spread
Hawai`i
Retail	33	69,520	$44.33	5.5%		100	253,882	$38.62	19.9%
Industrial	20	37,971	$14.49	9.0%		61	315,511	$13.98	12.4%
Office	5	9,051	$24.02	3.1%		25	44,538	$23.66	(2.2)%
Mainland
Retail	1	1,590	$31.00	15.5%		6	13,231	$31.17	4.4%
Industrial	1	9,620	$5.64	20.5%		5	201,444	$4.48	18.7%
Office	5	13,666	$13.45	13.2%		14	80,816	$18.59	4.7%

Alexander & Baldwin, Inc.
Table 17 - Commercial Real Estate Portfolio Repositioning, Redevelopment & Development Summary
As of December 31, 2017

 ($ in millions, unaudited)

										Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Book Value of Land & Related Costs Contributed to Project	Total Estimated Project Capital Costs, Inclusive of Land Basis	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized Cash NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA	% Leased	% Under Letter of Intent	Total
Repositioning & Redevelopment
Pearl Highlands Center - Food Court/Regal renovation (a)	Stabilization	N/A	1Q18	N/A	$6.0	$5.4	$0.6	10.0 - 10.3%	54,000	83	—	83
Lau Hala Shops repositioning (b)	Construction	2018	1Q19	N/A	21.0	8.6	2.2 - 2.7	10.5 - 12.9%	50,500	88	—	88
Development for Hold
Ho'okele Shopping Center (c)	Pre-leasing	Late 2019	2Q20	4.3	41.9	6.1	3.1 - 3.6	7.4 - 8.6%	94,000	64	24	88
Total				$4.3	$68.9	$20.1	$5.9 - 6.9	8.6 - 10.0%	198,500

(a) Includes $3.0 million of tenant improvement capital to Regal Entertainment to renovate that provides a 10.3% yield on cost. Amounts presented under Leasing Activity relate to the Food Court.
(b) Projected GLA for Lau Hala Shops increased from 48,400 to 50,500 in the third quarter of 2017, as the Company executed a lease with Down to Earth that includes a mezzanine space that was not previously expected to be leased.

(c) The Company contributed land from its legacy landholdings adjacent to Maui Business Park (Phase II) to the Ho'okele Shopping Center development project. The carrying value of this parcel, including certain previously incurred infrastructure improvements and related costs, was $4.3 million at contribution. The stabilized yield on cost was determined utilizing this book value.

Alexander & Baldwin, Inc.
Table 18 - Commercial Real Estate Transactional Activity (2013- 2017)

($ in millions, unaudited)

Dispositions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Sales Price	GLA
Midstate 99 Distribution Center	Industrial	Visalia, CA	11/17	$33.4	790,200
The Maui Clinic Building	Office	Maui, HI	1/17	3.4	16,600
Ninigret Office Park	Office	Salt Lake City, UT	6/16	30.4	185,500
Gateway Oaks	Office	Sacramento, CA	6/16	8.0	59,700
Prospect Park	Office	Sacramento, CA	6/16	22.3	163,300
Union Bank	Office	Everett, WA	12/15	10.0	84,000
San Pedro Plaza	Office	San Antonio, TX	5/15	16.7	171,900
Wilshire Shopping Center	Retail	Greeley, CO	3/15	4.3	46,500
Maui Mall	Retail	Maui, HI	1/14	64.1	185,700
Portfolio			12/13	165.1	2,604,400
Activity Distribution Center	Industrial	San Diego, CA		32.5	252,300
Heritage Business Park	Industrial	Dallas, TX		93.4	1,316,400
Savannah Logistics Park	Industrial	Savannah, GA		39.2	1,035,700
Portfolio			12/13	101.0	485,800
Broadlands Marketplace	Retail	Broomfield, CO		11.0	103,900
Meadows on the Parkway	Retail/Office	Boulder, CO		33.0	216,400
Rancho Temecula Town Center	Retail	Temecula, CA		57.0	165,500
Republic Distribution Center	Industrial	Houston, TX	10/13	19.4	312,500
Centennial Plaza	Industrial	Salt Lake City, UT	9/13	15.0	244,000
Issaquah Office Center	Office	Issaquah, WA	9/13	22.3	146,900
Northpoint Industrial	Industrial	Fullerton, CA	1/13	14.9	119,400
Total				$530.3	5,616,400

Acquisitions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Purchase Price	GLA
Honokohau Industrial	Industrial	Hawai`i Island, HI	6/17	$10.1	73,200
2927 East Manoa Road	Ground Lease	Oahu, HI	12/16	2.8	N/A
Manoa Marketplace	Retail	Oahu, HI	1/16	82.4	139,300
Aikahi Park Shopping Center (Leasehold)	Retail	Oahu, HI	5/15	1.6	98,000
Kaka'ako Commerce Center	Industrial	Oahu, HI	12/14	39.1	204,400
Kailua Portfolio	Retail/Industrial/ Ground Lease	Oahu, HI	12/13	372.6	386,200
The Shops at Kukui'ula (a)	Retail	Kauai, HI	9/13	—	78,900
Pearl Highlands Center	Retail	Oahu, HI	9/13	141.5	415,400
Napili Plaza	Retail	Maui, HI	5/13	19.2	45,100
Waianae Mall	Retail	Oahu, HI	1/13	29.8	170,300
Total				$699.1	1,610,800

(a) In November 2013, the Company refinanced and acquired The Shops at Kukui'ula. The Shops were originally developed in 2009 through a joint venture as part of the amenities for the Kukui'ula development project.

Land Operations

Alexander & Baldwin, Inc.
Table 19 – Statement of Land Operations Operating Profit

($ in millions, unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Development sales revenue	$28.9	$9.2	$35.0	$12.5
Unimproved/other property sales revenue	4.2	18.6	25.6	28.7
Other operating revenues (a)	5.7	4.5	23.9	20.7
Total Land Operations operating revenue	$38.8	$32.3	$84.5	$61.9
Operating expenses	(33.2)	(19.3)	(73.9)	(46.3)
Impairment of real estate assets	—	(11.7)	—	(11.7)
Earnings from joint ventures	(0.3)	14.1	3.3	15.1
Reductions in solar investments, net	—	(0.1)	(2.6)	(9.8)
Interest and other income	(0.8)	(1.4)	2.9	(2.2)
Total Land Operations operating profit	$4.5	$13.9	$14.2	$7.0
Land Operations operating profit margin	11.6%	43.0%	16.8%	11.3%

(a)
Other operating revenues includes revenue related to trucking, renewable energy and diversified agriculture. In December 2016, the Company completed its final sugar harvest and ceased its sugar operations. The results of sugar operations have been presented within discontinued operations for all periods presented.

Alexander & Baldwin, Inc.
Table 20 – Key Active Development-for-sale Projects
As of December 31, 2017

($ in millions except per square foot amounts, unaudited)

														Construction Timing		Sales Closings Timing
Project	Location	Product Type	Est. Economic Interest	Planned Units or Saleable Acres	Average Size Unit (SF) or Lot (Acres)	Units/ Acres Closed	Unit/ Acres Remaining	Target Sales Price Range (PSF)	Est. Total Project Cost	A&B Projected Capital Commitment (JVs Only)	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Investment (Current Book Value)	Start / Est. Start	Est. Substantial Completion	Start / Est. Start	Est. End
			(a)						(b)	(c)			(d)	(e)	(e)	(e)	(e)
Kahala Avenue Portfolio	Honolulu, Oahu	Residential	100%	17 acres	0.5 acres	13.3 acres	3.7 acres	$150-$385	$135	N/A	$134	$134	$34	N/A	N/A	2013	2018
The Collection	Honolulu, Oahu	Primary residential	90% +/-5%	465 units	904 SF	460 units	5 units	$785	$285	$54	$283	$54	$18	2014	2016	2016	2018
Keala o Wailea (MF-11)	Wailea, Maui	Resort residential	65% +/-5%	70 units	1,385 SF	1 unit	69 units	$600-$1,000	$67	$9	$53	$9	$9	2015	2018	2017	2018
Kamalani (Increment 1)	Kihei, Maui	Primary residential	100%	170 units	994 SF	35 units	135 units	$400	$64	N/A	$32	$39	$26	2016	2019	2017	2019
Ka Milo at Mauna Lani	Kona, Hawai`i Island	Resort residential	50%	137 units	2,165 SF	99 units	38 units	$530-$800	$131	$17	$109	$17	$3	2005	2018	2007	2020
The Ridge at Wailea (MF-19)	Wailea, Maui	Resort residential	100%	5 acres	0.5 acres	1 acre	4 acres	$60-$100	$10	N/A	$9	$9	$8	2007	2009	2014	2020
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	100%	125 acres	0.5-11 acres	34 acres	91 acres	$38-$60	$77	N/A	$59	$59	$38	2011	2021	2012	2030+
Kukui'ula (f)	Poipu, Kauai	Resort residential	85% +/- 5%	640 acres	0.42 acres	115 acres	525 acres	$40-$110	$854	$318	$589	$313	$303	2006	2030	2006	2030+

(a) Estimated economic interest represents the Company's estimated share of distributions after return of capital contributions based on current forecasts of sales activity. Actual results could differ materially from projected results due to the timing of expected sales, increases or decreases in estimated sales prices or costs and other factors. As a result, estimated economic interests are subject to change. Further, as it relates to certain of our joint venture projects, information disclosed herein is obtained from our joint venture partners, who maintain the books and records of the related ventures.

(b) Includes land cost at book value, including capitalized interest, but excluding sales commissions and closing costs.
(c) Includes land cost at contribution value and total expected A&B capital to be contributed. The estimate includes due diligence costs and capitalized interest, but excludes capital projected to be contributed by equity partners, third-party debt, and amounts expected to be funded from project cash flows and/or buyer deposits.

(d) The book value of active development projects includes land stated at its acquisition value. In the case of development projects on A&B's historical landholdings, such as Kamalani and Maui Business Park, the value of land would be approximately $150 per acre.

(e) Estimated or actual dates. Estimated substantial construction completion for Kukui'ula represents the estimated completion date for major project infrastructure and amenities. Construction activities related to parcel development is expected to continue past 2030.

(f) In addition to the main Kukui'ula project included herein, with a book value of $303 million, the Company has investments in three other Kukui'ula-related joint ventures with a combined book value of $26 million.

Alexander & Baldwin, Inc.
Table 21 – Landholdings as of December 31, 2017

(Unaudited)

Type	Segment	Maui	Kauai	Oahu	Molokai	Hawai`i Island	Total Hawai`i Acres	Mainland	Total Acres
Land under commercial properties/ urban ground leases (a)	CRE	96	19	184	—	15	314	81	395
Land in active development
Development for sale (b)	Land Operations	106	—	4	—	—	110	—	110
Development for hold (c)	CRE	9	—	—	—	—	9	—	9
Other	Land Operations	81	—	—	—	—	81	—	81
Subtotal - Land in active development		196	—	4	—	—	200	—	200
Land used in other operations	Land Operations	22	20	—	—	—	42	—	42
Urban land, not in active development/use
Developable, with full or partial infrastructure	Land Operations	149	7	—	—	—	156	—	156
Developable, with limited or no infrastructure	Land Operations	186	28	—	—	—	214	—	214
Other	Land Operations	13	7	—	—	—	20	—	20
Subtotal - Urban land, not in active development		348	42	—	—	—	390	—	390
Agriculture-related
Agriculture	Land Operations	47,769	6,358	75	—	—	54,202	—	54,202
In urban entitlement process	Land Operations	357	260	—	—	—	617	—	617
Conservation & preservation	Land Operations	15,845	13,309	509	—	—	29,663	—	29,663
Subtotal - Agriculture-related		63,971	19,927	584	—	—	84,482	—	84,482
Materials & Construction	M&C	1	—	541	264	—	806	—	806
Total Landholdings		64,634	20,008	1,313	264	15	86,234	81	86,315

(a) Includes properties from Table 11 - Hawai`i Property Report, Table 12 - Hawai`i Ground Lease Report, Table 13 - Mainland Property Report, and the Repositioning & Redevelopment projects from Table 17 - Commercial Real Estate Portfolio Repositioning, Redevelopment & Development Summary.

(b) Includes wholly-owned development-for-sale projects from Table 20 - Key Active Development-for-sale Projects (Kahala Avenue Portfolio, Kamalani (Increment I), The Ridge at Wailea (MF-19), and Maui Business Park (Phase II).

(c) Includes development-for-hold projects from Table 17 (Ho'okele Shopping Center).

Revised Classifications of Agricultural Lands

Higher use potential agricultural land encompasses a broad range of lands whose use, in the foreseeable future, could include uses other than large scale agricultural production or ranching. This category includes lands in the urbanization process, lands whose characteristics (location, views, etc.) make them candidates for other uses, lands which are suitable for smaller farms and ranches, and lands which may currently be employed in other uses. The overwhelming majority of these lands remain in active agricultural or agriculture-related, permitted uses. Most of A&B's historical agricultural land sales are from lands in this classification.

Core agricultural land encompasses lands that will likely be utilized for large scale crop production, pasture or related uses for the foreseeable future, and includes the majority of lands designated by the Company as Important Agricultural Lands, which is a state designation of lands that are capable of producing sustained high agricultural yields.

Supporting agricultural and conservation land encompasses the Company’s nearly 30,000 acres of conservation lands, as well as agricultural lands with functional, but non-productive, agricultural uses, such as infrastructure (e.g., ditches, reservoirs) and roads, and agriculturally-zoned lands whose topography makes active agricultural operations impractical (e.g., gulches, wastelands, drainage areas).

The above classification of lands is subject to change, based on the ongoing re-evaluation of future use potential that will occur over time.

The following classifications are based on management's assessment of potential use (not actual use):
Type		Maui	Kauai	Oahu	Molokai	Hawai`i Island	Total Hawai`i Acres	Mainland	Total Acres
Higher use potential		13,611	2,257	75	—	—	15,943	—	15,943
Core agricultural		31,588	4,145	—	—	—	35,733	—	35,733
Supporting and conservation		18,772	13,525	509	—	—	32,806	—	32,806
Total agricultural lands		63,971	19,927	584	—	—	84,482	—	84,482

Alexander & Baldwin, Inc.
Table 21 – Landholdings as of December 31, 2017 (continued)

(Unaudited)

Recent A&B Agricultural-zoned Land Sales Data - Maui & Kauai 2012 - 4Q17
The Company's historic sales of agricultural-zoned lands have consisted of land in the "Higher use potential" category only. Therefore, the land sales data presented below does not provide relevant benchmarking data with regards to the Company's "Core agricultural" and "Supporting and conservation" landholdings.

	Total Acres Sold	Weighted- Average Price per Acre	High	Low
0-5 acres	9	$114,750	$151,600	$84,400
5-20 acres	67	$75,900	$120,525	$35,600
20-100 acres	468	$28,650	$55,700	$13,750
100+ acres	2,283	$26,250	$35,450	$14,600
Total/weighted-average	2,827	$28,150	$151,600	$13,750

Recent A&B Urban-zoned Land Sales Data - Maui & Kauai 2012 - 4Q17
The majority of the Company's historic sales of urban lands have been those in the "Developable, with full or partial infrastructure" category.
	Total Acres Sold	Weighted- Average Price per Acre	High	Low
0-3 acres	12	$2,190,000	$4,346,200	$1,650,000
3-25 acres	57	$1,674,500	$2,050,000	$1,185,000
Total/weighted-average	69	$1,765,000	$4,346,200	$1,185,000

Materials & Construction

Alexander & Baldwin, Inc.
Table 22 - Materials & Construction Statement of Operating Profit, EBITDA and Adjusted EBITDA

($ in millions, unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating Profit (a)	$3.0	$4.8	$22.0	$23.3
Depreciation and amortization	3.0	2.9	12.2	11.7
EBITDA	6.0	7.7	34.2	35.0
Income attributable to noncontrolling interest (b)	(0.3)	(0.7)	(2.2)	(1.8)
Adjusted EBITDA	$5.7	$7.0	$32.0	$33.2

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
EBITDA margin	12.4%	16.7%	16.8%	18.3%
Asphalt tons delivered (tons in thousands)	110.9	113.2	553.8	444.9
Aggregate tons delivered (tons in thousands)	165.3	195.3	691.6	696.1
Crew days lost to weather	81.0	73.5	212.0	232.5
Total available crew days	422.0	456.5	1,759.0	1,655.5
% days lost to weather	19.2%	16.1%	12.1%	14.0%
Backlog (as of period end, in millions)	$202.1	$242.9

Materials: The Company owns centrally located quarries and an asphalt import terminal, which provide products that include hot mix asphalt, ready-mix concrete, construction aggregate, and asphalt.

Specialty Construction: The Company is vertically integrated and is a contractor that engages in road maintenance and construction, manufactures and sells prestressed and precast concrete products, roadway signage and guardrails, and provides traffic control services and related equipment.

The Company operates under brand names that include Grace Pacific, GP Roadway Solutions (including GP Maintenance Solutions), GPRM Prestress, and GLP Asphalt (Asphalt Hawai`i).

(a) The results for Materials & Construction during the year ended December 31, 2016 were impacted by certain items unrelated to its core operations. During the year ended December 31, 2016, the Company recorded charges of $2.6 million for environmental costs related to the management of a former quarry site, a gain of $0.6 million on the sale of a vacant non-core land parcel in the fourth quarter of 2016, and a loss of $1.6 million related to the sale of vacant non-core land parcel by an unconsolidated affiliate in the third quarter of 2016.
(b) The Company's GPRM Prestress operating unit is a 51% owned consolidated joint venture and GLP Asphalt is a 70% owned consolidated join venture.
(c) Represents composition percentage for the trailing twelve month period.

Other Supplemental Information

Alexander & Baldwin, Inc.
Table 23 – Commercial Real Estate Historical Cash NOI Trends

($ in millions, unaudited)

	2017	2012	Change
Operating Profit	$34.4	$41.6	(17.3)%
Plus: Depreciation and amortization	26.0	22.2	17.1%
Less: Straight-line lease adjustments	(1.6)	(3.6)	55.6%
Plus: Lease incentive amortization	—	0.1	(100.0)%
Less: Favorable/(unfavorable) lease amortization	(2.9)	(1.1)	(163.6)%
Less: Termination income	(1.7)	(0.2)	(750.0)%
Less: Other (income)/expense, net	0.3	(0.3)	NM
Plus: Impairment of real estate assets	22.4	—	NM
Plus: Selling, general, administrative and other expenses	7.9	3.1	154.8%
Cash NOI	$84.8	$61.8	37.2%